Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-170572, No. 333-167499 and No. 333-167500 on Form S-3 of our reports dated February 7, 2011, relating to the financial statements of Cypress Sharpridge Investments, Inc., and the effectiveness of Cypress Sharpridge Investments, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cypress Sharpridge Investments, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
New York, New York February 7, 2011